LM Funding Announces Corporate Name Change to PowerCompute, Inc., Reflecting Strategic Focus on High-Performance Computing and AI Infrastructure and BTC Mining

Rebrand Signals the Company's Transformation as it Leverages its 26 Megawatts of Wholly-Owned, Operational Power Infrastructure for its Next Planned Growth Phase

Common Shares to Trade Under the New Ticker Symbol “PWCM” at the Open of the Market on July 22, 2026

TAMPA, FL - July 20, 2026, LM Funding America, Inc. (NASDAQ: LMFA) (the “Company”), a cryptocurrency mining and technology-based specialty finance company, today announced that it will change its corporate name to PowerCompute Inc., effective July 22, 2026. The new name comes following the Company's strategic transformation and sharpened focus on utilizing its already developed facility assets with 26 megawatts of low-cost power to deliver high-performance computing (“HPC”) and artificial intelligence (“AI”) infrastructure to interested parties and potential customers. This change unifies the Company's identity under a name that reflects this strategic direction.

In connection with the name change, the Company's common stock is expected to trade on the Nasdaq Market under the new ticker symbol “PWCM” beginning at the open of trading on July 22, 2026. No action is required by stockholders in connection with the name change or ticker symbol change, and the Company's CUSIP number will remain unchanged.

Bruce M. Rodgers, Chairman and CEO of the Company, stated, "In a market where power is the constraint, we already have it. PowerCompute enters this space with 26 megawatts of operational infrastructure across two facilities, a Bitcoin treasury that anchors our balance sheet, and a clear line of sight to the customers who need what we've already built.”

About PowerCompute

LM Funding America, Inc., which is being renamed PowerCompute, Inc., is a Bitcoin treasury and mining company expanding into high-performance computing and artificial intelligence infrastructure. Founded in 2008 and headquartered in Tampa, Florida, the Company operates 26 megawatts of wholly-owned power infrastructure across facilities in Oklahoma and Mississippi. The Company also operates a technology-enabled specialty finance business providing funding to nonprofit community associations primarily in the State of Florida. For more information, please visit https://www.power-compute.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company’s most recent Annual Report

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4936-7891-1933.2

on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, our ability to successfully enter and operate in the high-performance computing (HPC) and AI infrastructure business, the availability and cost of GPU and related infrastructure equipment, competition in the HPC and AI compute market, our ability to finance our site acquisitions and cryptocurrency mining operations, the risks of operating in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, our ability to identify and acquire additional mining sites, our ability to acquire new accounts in our specialty finance business at appropriate prices, changes in governmental regulations that affect our ability to collect sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Investor and Media Contact

KCSA Strategic Communications

Philip Carlson

pcarlson@kcsa.com

212-896-1233

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4936-7891-1933.2